UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2020, America’s Car-Mart, Inc., a Texas corporation (the “Company”), and its subsidiaries, Colonial Auto Finance, Inc., an Arkansas corporation (“Colonial”), America’s Car Mart, Inc., an Arkansas corporation (“ACM”), and Texas Car-Mart, Inc., a Texas corporation (“TCM” and collectively with Colonial and ACM, the “Subsidiaries”), entered into Amendment No. 1 to the Third Amended and Restated Loan and Security Agreement (the “Agreement”), dated as of September 30, 2019, by and among the Company, Colonial, ACM, TCM and a group of lenders.

Amendment No. 1 to the Agreement (the “Amendment”) expands the Company’s borrowing base by removing the limitations on the inclusion in the borrowing base of finance receivable balances on medium- and long-term vehicle contracts (those having an original contract term between 36 and 42 months or between 42 and 60 months, respectively), which were previously limited to 15% and 5%, respectively, and an aggregate of 15% of the eligible finance receivable balances for purposes of determining the Company’s borrowing base. Under the Amendment, finance receivables from vehicle contracts not exceeding 60 months in duration that meet certain other conditions are eligible for inclusion in the borrowing base calculation.

The Amendment also allows the Company to make certain strategic business acquisitions and expands the Company’s ability to dispose of real estate, equipment and other property, subject to certain limitations. The Amendment permits the Company to acquire strategic targets engaged in the same or a reasonably related business to the Company’s business, provided that, among other requirements, the aggregate consideration paid for all acquired businesses in any one fiscal year does not exceed $20.0 million. The Amendment also permits the Company to dispose of up to $5.0 million and $1.0 million of real estate and other property, respectively, subject to certain conditions.

Finally, the Amendment permits the Company to select one or more additional lenders, subject to the written consent of BMO Harris Bank, N.A., as agent, to participate in any increase of the Colonial revolving line of credit under the Agreement’s accordion feature.

The descriptions above are summaries and are qualified in their entirety by Amendment No. 1, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

4.1	Third Amended and Restated Loan and Security Agreement dated September 30, 2019, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2019).

4.2	Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated October 27, 2020, among America’s Car-Mart, Inc., a Texas corporation, as Parent; Colonial Auto Finance, Inc., an Arkansas corporation, America’s Car Mart, Inc., an Arkansas corporation, and Texas Car-Mart, Inc., a Texas corporation, as Borrowers; and certain financial institutions, as Lenders, with BMO Harris Bank, N.A., as Agent, Lead Arranger and Book Manager.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: November 4, 2020	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)